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                    SCHEDULE II-VALUATION OF QUALIFYING ACCOUNTS
                         					WINSLOEW FURNITURE, INC.

	                            				December 31, 1999






       Col. A      Col. B        Col. C        Col. D      Col. E    Col. F
----------------------------------------------------------------------------
                  Balance at     Charged       Charged                Balance
                  Beginning      to Costs      to Other               at End
Description       Of Period      and Expense   Accounts   Deductions of Period
----------     -----------     --------     --------      -----------  ---------
Predecessor Company:

Year ended December
 31, 1997 allowance
 for doubtful
 accounts      $2,032,000        $42,000        --      ($1,286,000)(1) $788,000

Year ended December
 31, 1998 allowance
 for doubtful
 accounts       $788,000     $1,331,000        --       ($425,000)(1) $1,694,000

Period from January 1, 1999 to
 August 26, 1999 Allowance
 for doubtful
 accounts     $1,694,000      $241,508     $286,000(3)  ($65,377)(1) $2,156,131

Successor Company:

Period from August 27, 1999
 to December 31, 1999 Allowance
 for doubtful
 accounts     $2,156,131       150,492            0      (208,623)    2,089,000

Predecessor Company:

Year ended December
 31,1997 allowance
 for excess and
 obsolete
 inventory     $489,000      $1,267,000       --       ($1,382,000)(2) $374,000


Year ended December                                                                                31, 1998 allowance
 for excess and
 obsolete
 inventory     $374,000      $702,000         --          ($581,000)(2) $495,000


Period ended January 1 , 1999
 to August 26, 1999 Allowance
 for excess and
 obsolete
 inventory    $495,000      $593,632    $        0(3)  ($88,947)(2) $999,685

Period ended August 27, 1999
 to December 31, 1999 Allowance
 for excess and
 obsolete
 inventory    $999,685      $(128,632)     $516,000     ($188,053)  $1,199,000

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(1) Uncollectible accounts receivable written-off
(2) Excess and obsolete inventory written-off
(3) Amounts established as a result of acquisitions